SCHEDULE 14C INFORMATION


          Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934
                             (Amendment No.  )

   Check the appropriate box:
   (     )Preliminary Information Statement
   (     )Confidential, for Use of the Commission Only (as permitted  by
          Rule 14c-5(d)(2))
   ( X )  Definitive Information Statement

                             TM Century, Inc.
             (Name of Registrant as Specified In Its Charter)

   Payment of Filing Fee (Check the appropriate box):
   ( X )  No Fee Required
   (     )Fee computed on table below per Exchange Act Rules 14c-5(g)
          and 0-11.
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     2) Aggregate number of securities to which transaction
        applies:
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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     5) Total fee paid:
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   (     )Fee paid previously with preliminary materials.
   (     )Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
          Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
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     4) Date Filed:
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
                             TM CENTURY, INC.

                               2002 ACADEMY

                             DALLAS, TX  75234


                        1998 INFORMATION STATEMENT




   TO OUR STOCKHOLDERS:   The accompanying information is being provided
   by the Board of Directors of TM Century, Inc., a Delaware corporation (the "Company"), in connection with the election by the stockholders of the Company of four directors to serve one-year terms and until their successors are chosen and qualified.

   The holders of 70.7% of the outstanding Common Stock of the Company have agreed to execute a written consent (i) approving the election as directors of the four nominees of the Board of Directors and (ii) ratifying the Board's appointment of Deloitte & Touche, LLP as independent public accountants of the Company for the fiscal year ending September 30, 1998. Under Delaware law, such shares represent a sufficient number of shares to ensure the election of such nominees and such ratification without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

   Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of stockholders, and no annual meeting of stockholders of the Company will be held in 1998. Because the election of the four nominees is assured, the Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with the election of directors. Stockholder ratification of the appointment of independent public accountants is not required by law or the Company's bylaws.

   It is anticipated that the written consent of stockholders referred to above will be executed on February 2, 1998. The Board of Directors and management of the Company are not aware of any other action that will be authorized in such consent.


   Dallas, Texas                 ________________________
   January 28, 1998              Neil W. Sargent, President,
                                 Chief Executive Officer
                                 and Director



     WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE
               REQUESTED NOT TO SEND US A PROXY OR CONSENT.

   INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

   General

   Certain information regarding the directors and executive officers of the Company is set forth below. The Company's bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or by the stockholders. The Board of Directors currently consists of four directors. All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.
                                                    Officer/
                                                    Director
   Name                   Age   Position            Since

   Marjorie L.            72    Chairman of the     August 1990
   McIntyre                     Board of
                                Directors
                                and Consultant

   A. Ann Armstrong       64    Director            August 1990

   Donald E. Latin        67    Director            October 1990

   Neil W. Sargent        66    President  &  CEO   April  1995
                                and Director

   Robert D. Graupner     40    Executive Vice      May    1996
                                President

   Robert F. Shannon,     46    Vice President      August 1990
   Jr.

   Roger A. Holeman       41    Chief Financial     August 1997
                                Officer

   Election of Directors

   Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by stockholders are elected as directors of the Company. Cumulative voting with respect to the election of directors is not permitted.

   Section 228(a) of the Delaware General Corporation Law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

   Each of the four current directors of the Company, Marjorie L. McIntyre, A. Ann Armstrong, Donald E. Latin and Neil W. Sargent, has been nominated by the Board of Directors for re-election. Each nominee is expected to be elected by written consent of the holders of a majority of the outstanding Common Stock of the Company to be executed on February 2, 1998. Carol M. Long and A. Ann Armstrong, who collectively hold 70.7% of the outstanding Common Stock of the Company in their capacities as co-trustees of the Marjorie McIntyre Trust, have agreed to execute such written consent. See "Voting Securities and Principal Stockholders". Under Delaware law, such shares represent a sufficient number of shares to ensure the election of all nominees without the vote or consent of any other stockholder of the Company. Pursuant to such consent, the directors will be elected to serve until the next annual meeting of stockholders, and until their successors have been elected and qualified. Each director has consented to serve if elected.

   No record date will be established, nor will the vote or consent of any other stockholder be solicited, in connection with the execution of such written consent.

   Board of Directors and Committees
   The Board of Directors held 8 meetings during fiscal 1997. Each director attended at least 75% of the total number of meetings held by the Board and each committee on which such director served. The Company presently has a standing Audit Committee, of which Ms. Armstrong and Mr. Latin are members, and Compensation Committee, of which Ms. Armstrong, Mr. Latin and Mrs. McIntyre are members. The Company does not have a standing Nominating Committee. The Audit Committee, which is responsible for reviewing all financial information distributed by the Company and coordinating with the outside independent accounting firm as to the establishment of fees for services, did not hold a meeting during fiscal 1997. The Compensation Committee, which is responsible for monitoring the Company's compensation practices, held one meeting during fiscal 1997.

   Business Experience of Directors and Executive Officers

   Marjorie L. McIntyre was a founder of Century 21 Programming, Inc. (_Century 21_), a company with which the Company merged in 1990, and served as its Chairman of the Board of Directors from 1972 to 1990. Mrs. McIntyre served as a consultant to Century 21 from July 1990 until its October 1990 merger with the Company, and has served as a consultant to the Company since the merger. She was elected Chairman of the Board of Directors of the Company in 1992. She is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, having served as an officer and director of that firm from 1958 to 1973.

   A. Ann Armstrong is a practicing attorney and has been admitted to the State Bars in California in 1990, New York in 1980, and Texas in 1984. Prior to establishing her private law practice in California in 1990, she practiced law in New York from 1979 to 1981 with Donovan, Leisure, Newton & Irvine and from 1981 through 1983 with Skadden, Arps, Slate, Meagher & Flom, and in Texas from 1983 through 1989. Ms. Armstrong is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, and served as a director of that firm from 1958 through 1963. Ms. Armstrong holds a Bachelors of Science in Accounting from New York University magna cum laude, 1976, a Masters in Business Administration in Finance from New York University with distinction, 1977, and a Juris Doctorate from Yale Law School, 1979.

   Donald E. Latin is President of D. Latin & Company, Inc., a Dallas based investment banking firm he founded in 1985. From 1983 to 1985, he served as Executive Vice President and Chief Financial Officer of Dallas Federal Savings and Loan Association. Prior thereto, he served as Senior Vice President and Manager of the corporate finance department of the investment banking firm of Rauscher Pierce Refsnes, Inc. in Dallas. He also serves as a director of The Dwyer Group, Inc., a publicly-owned company, and has previously served as a director of several publicly-owned companies.

   Neil W. Sargent, a 40 year veteran of the radio industry, joined the Company as President and CEO in April 1995. From 1987 to 1995 he was employed by Westwood One Radio Networks based in Valencia, California (formerly known as Unistar; which was formerly known as Transtar), where he served as Senior Vice President of Affiliate Sales. Before joining Westwood One he was President of Programming Consultants, Inc. in Albuquerque, New Mexico. Mr. Sargent was elected as a director of the Company in April 1995.

   Robert D. Graupner joined the Company as Executive Vice President in May 1996. From 1990 to 1996 he was employed as Vice President and General Manager of Midcontinent Media in Madison, Wisconsin where he was responsible for the day-to-day operations of several radio stations. Mr. Graupner has over 20 years experience in network radio and program syndication, radio programming and managing radio stations.

   Robert F. Shannon, Jr. has served as Vice President of either the Company or Century 21 for over 10 years. Mr. Shannon has over 15 years of prior experience as a disc jockey and program director for radio stations in Boston, Dallas, and Phoenix and as owner of a radio specials production company.

   Roger A. Holeman, C.P.A., joined the Company in August 1997 as Chief Financial Officer. From 1996 to August, 1997 he was employed by TNP Enterprises, Inc., in Fort Worth, TX where he served as a Business Development Consultant. From 1988 to 1996 he was employed by Atmos Energy Corporation in Dallas where he served as a Senior Auditor and Manager of General Accounting. Mr. Holeman received a Bachelors of Science in Business from Indiana University in 1978 and earned a Master of Business Administration from the Tulane School of Business in 1981.

   Compliance with Section 16(a) of the Securities Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the last fiscal year, all of the Company's officers, directors, and greater than ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements except as follows: for Roger A. Holeman, the initial statement of beneficial ownership of securities (Form 3), in which no transactions were reported, was filed late.


   EXECUTIVE COMPENSATION

   The following tables present (1) compensation paid or accrued for services rendered in all capacities to the Company by its Chief Executive Officer (the "Named Executive Officer") for the last three fiscal years and (2) certain information regarding option values. No other executive officer met the minimum compensation threshold of $100,000 for inclusion in the tables. No options were granted to or exercised by the Named Executive Officer during the last fiscal year.

                        Summary Compensation Table
                                              Long Term
                     Annual Compensation     Compensation
                                                Awards

                                              Securities   All Other
                                              Underlying
   Name        an   Year    Salary    Bonus  Options (#)  Compensation
   Principal                  ($)      ($)
   Position

   Neil W. Sargent  1997    180,000     -         -            -
   President & CEO  1996    180,000     -         -            -
                    1995     86,148    (1)     100,000         -
   (1)         Salary from commencement of employment in April 1995.

              Aggregated Option Exercises in Last Fiscal Year
                         and FY-End Option Values

                                              Number of         Value of
                                             Securities       Unexercised
                                             Underlying       In-the-Money
                                             Unexercised        Options
                    Shares       Value     Options at FY-    at FY-End (1)
                   Acquired     Realize          End
                                   d

      Name       on Exercise      ($)            (#)              ($)
                     (#)                    Exercisable/      Exercisable/
                                            Unexercisable    Unexercisable

   Neil W.            -            -        50,000/50,000         -/-
   Sargent

   (1) Options are _in the money_ if the fair market value of the underlying securities exceeds the exercise price of the option. There were no _in the money_ options at the end of fiscal year 1997. The fair market value of the Company's Common Stock was $.875 per share on September 30, 1997.

   Compensation of Directors and Employment Contracts

   In July 1996, the Company renewed, for an additional three-year term, a consulting agreement with Mrs. McIntyre, which provides for annual compensation of $120,000 and the performance by Mrs. McIntyre of up to 60 hours per month of consulting services to management. Pursuant to this agreement, as renewed, Mrs. McIntyre agreed not to compete with the Company during the term of the agreement.

   Mr. Latin and Ms. Armstrong, the Company's two nonemployee directors, receive monthly fees of $2,000 and $1,500, respectively, for their attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 1997, Mr. Latin and Ms. Armstrong received total fees of $30,763 and $18,000 respectively.

   For a period of five years beginning in December 1991, a Nonqualified Stock Option covering 2,500 shares of Common Stock was granted each December at an exercise price of $1.20 per share (the fair market value of the Common Stock on December 3, 1991) under the Company's 1991 Long Term Performance Incentive Plan to each director who at the time of grant was a member of the Compensation Committee and who was not an employee or consultant of the Company. Mr. Latin and Ms. Armstrong received such options each year commencing 1991 through 1995. Each such option has a term of ten years and vests with respect to 20% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 30% of such shares on the first anniversary of the grant date, and cumulatively with respect to the remaining 50% of such shares on the second anniversary of the grant date. Directors who are not members of the Compensation Committee are eligible to be granted Incentive Stock Options or Nonqualified Stock Options under the Plan at the discretion of the Committee. Neil W. Sargent, President and CEO and a director of the Company, was granted an Incentive Stock Option under the Plan covering 100,000 shares of Common Stock upon his election as an officer in April 1995. The Committee did not grant any options to directors during the fiscal year ended September 30, 1997.

   In April 1995, the Company entered into a three-year employment contract with Neil W. Sargent, President and CEO. The contract calls for a base annual salary of $180,000 subject to upward adjustment in the discretion of the Board or Compensation Committee, an automobile allowance, and eligibility to participate in the Company's Bonus Plan and an additional bonus plan designed to allow Mr. Sargent to earn additional amounts based on the achievement of certain financial targets. Pursuant to this agreement, Mr. Sargent has agreed not to compete with the Company during the term of the agreement and for one year thereafter.


   INDEPENDENT PUBLIC ACCOUNTANTS

   Deloitte & Touche, LLP has been appointed by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending September 30, 1998. It is anticipated that such appointment will be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors."

   VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

   The following table sets forth (a) beneficial ownership of the Common Stock of each director of the Company, the Named Executive Officer, all officers and directors as a group and each person known by the Company to own beneficially more than 5% of the Common Stock of the Company and (b) the percentage of outstanding Common Stock of the Company owned by each of the foregoing as of December 31, 1997 except as otherwise noted. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown. As of December 31, 1997 there were 2,483,193 shares of Common Stock outstanding.

                                  Number of             Percent
                                  Beneficially
      Name and Address            Owned Shares          of Class


      Marjorie L. McIntyre        1,755,000 (1) (2)     70.7
      2002 Academy
      Dallas, TX  75234

      Carol M. Long               1,725,750 (1) (2)     69.5
      2002 Academy
      Dallas, TX  75234

      A. Ann Armstrong            1,737,000 (1) (2)     69.7
                                  (3)
      21500 Armstrong Road
      Grass Valley, CA  95949

      Neil W. Sargent                  84,000 (4)        3.4
      2002 Academy
      Dallas,  TX  75234

      Donald E. Latin                  18,750 (5)          *
      600 N. Pearl St., Ste.
      2250      Dallas, TX  75201

      A group, composed of        1,755,000 (1) (2)     70.7
      Mrs. McIntyre               (6)
      (individually), and
      Mrs. Long and Ms.
      Armstrong, as Co-
      Trustees of the
      Marjorie McIntyre Trust
      (the _Trust_) created
      by instrument dated
      November 18, 1984 by
      Marjorie L. McIntyre,
      as Settlor

      All officers and            1,909,866 (7)         73.6
      directors as a group
      (8 persons)


      * less than 1%

   (1) Includes 1,725,750 shares held by the Trust, which is irrevocable, of which Mrs. Long and Mrs. Long's children are co-income beneficiaries; Mrs. Long's descendants are remainder beneficiaries; and Mrs. Long and Ms. Armstrong are co-Trustees. Mrs. Long and Ms. Armstrong must act unanimously to vote or dispose of shares held by the Trust. Disclosures in this Information Statement regarding the Trust and its holdings are based on information provided to the Company by the trustees.

   (2) For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, Mrs. McIntyre disclaims beneficial ownership of the shares held by Ms. Armstrong and the Trust, respectively; Mrs. Long disclaims beneficial ownership of the shares held by Mrs. McIntyre, Ms. Armstrong, and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; and Ms. Armstrong disclaims beneficial ownership of the shares held by Mrs. McIntyre and the Trust, respectively.

   (3) Includes 12,500 shares that Ms. Armstrong has the right to acquire pursuant to presently exercisable nonqualified stock options.

   (4) Includes 50,000 shares that Mr. Sargent has the right to acquire pursuant to presently exercisable incentive stock options.

   (5) Includes 12,500 shares that Mr. Latin has the right to acquire pursuant to presently exercisable nonqualified stock options.

   (6) Mrs. Long and Ms. Armstrong, as co-Trustees of the Trust, and Mrs. McIntyre have informally agreed to consult with one another from time to time to determine, on a case-by-case basis, whether they will act as a group with respect to voting or disposing of the shares respectively held by them. See "Information Concerning the Directors and Executive Officers - Election of Directors" for a discussion of an agreement relating to the election of directors to which this Information Statement relates.

   (7) Includes 87,875 shares and 25,000 shares that the officers and directors have the right to acquire pursuant to presently exercisable incentive stock options and nonqualified stock options, respectively.

   Each share of Common Stock is entitled to one vote on each matter presented to the stockholders of the Company.

   A copy of the Company's Annual Report to Stockholders is being mailed to the stockholders with this Information Statement. The Company's Annual Report to Stockholders contains financial statements as of September 30, 1997 and 1996 and for each of the fiscal periods ended September 30, 1997, 1996, and 1995. A copy of the Company's 1997 Annual Report on Form 10-KSB is available to each stockholder without charge by writing to Shareholder Relations, TM Century, Inc., 2002 Academy, Dallas, TX 75234.



                                   By Order of the Board of Directors,


                                      _____________________________
                                             Neil W. Sargent
                                  President and Chief Executive Officer



   Dallas, Texas
   January 28, 1998